UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2006
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SGS INTERNATIONAL, INC.
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(Exact name of registrant as specified in its charter)

Delaware	333-133825	20-3939981
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

626 West Main Street, Suite 500, Louisville, KY 40202
(Address of Principal Executive Offices)	(Zip Code)

(502) 637-5443
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2006, the Board of Directors of Southern Graphic Systems, Inc. ("Southern") adopted the Southern Graphic Systems, Inc. Deferred Compensation Plan (the "Plan"), effective as of April 1, 2006. Southern is a wholly-owned subsidiary of SGS International, Inc. (the "Company").

 Certain employees of Southern and its affiliates that participate in Southern's 401(k) Savings Plan (the "Savings Plan") who receive annual base salary of $125,000 or more are eligible to participate in the Plan. Any employee whose salary deferrals to the Savings Plan are limited by Internal Revenue Code limitations may elect to reduce his or her salary and have an equal amount credited to the Plan of the excess, if any, of (i) the amount of salary deferrals that would have been credited pursuant to the Savings Plan on his behalf for the plan year had the statutory limitations not been applicable over (ii) the amount of salary deferrals actually credited for the year by the participant to the Savings Plan. Salary reduction credits under the Plan shall be in the same percentage as most recently elected under the Savings Plan. For each payroll period for which the Company credits salary to the Plan on behalf of the participant, matching credits will also be credited to the Plan on behalf of the participant. The matching credits for each payroll period will be equal to an amount not greater than 100 percent of that portion of the salary reduction credits that do not exceed 6% of the participant's salary for the payroll period. The balance of a participant's benefit under the Plan will be distributed upon the participant's termination of employment or death (to the participant's beneficiary) in a lump sum, unless the participant elects to have the benefit paid in annual installments over a period of not more than ten years. The current Internal Revenue Code cap for 2006 401(k) plans is $15,000, plus an additional $5,000 for participants over 50. Amounts credited to the Plan will be invested in phantom investment vehicles equivalent to investment funds under the Savings Plan. The Plan is unfunded and benefits under the Plan are paid from the general assets of the Company.

Item 8.01   OTHER EVENTS

On July 31, 2006, the Company announced the expiration of the exchange offer relating to its outstanding 12% Senior Subordinated Notes Due 2013. A copy of the Press Release issued in connection with the expiration of such offer has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On July 25, 2006, the Board of Directors of Southern Graphics Inc., the Company's parent, adopted the Southern Graphics Inc. Stock Incentive Plan (the "Option Plan"). Also on July 25, 2006, the Southern Graphics Inc. ("SGI") Board of Directors approved the grant, as of that date, to James M. Dahmus (the Company's Chief Financial Officer) and certain other members of management of options to acquire an aggregate of 7,300 shares of SGI's Class A common stock, par value $.01 per share ("Common Stock").

The purpose of the Option Plan is to promote the long-term financial success of SGI and its subsidiaries by attracting, retaining and rewarding eligible participants. SGI has reserved 31,000 shares of its Common Stock for issuance under the Option Plan. Officers and other key employees of the Company and its subsidiaries are eligible to participate in the Option Plan. The Option Plan permits SGI to grant both incentive stock options and non-qualified stock options. Options are non-transferable other than upon the participant's death. Following a public offering, no more than 10,000 shares of Common Stock may be the subject of options granted to any one individual in any one calendar year. Upon exercising any option(s), a participant will become a party to the SGI Stockholders Agreement.

The Option Plan is administered by the compensation committee of SGI's Board of Directors or, if, as is currently the case, there is not a compensation committee, then by SGI's Board of Directors. The administrator has discretionary authority to determine which employees will participate in the Option Plan and will consider participants recommended by SGI's Chief Executive Officer. The administrator will determine the time(s) at which options will be granted and establish the terms and conditions of options awarded under the Option Plan, including the type of option and the number of shares covered by each option. The administrator will determine the exercise price of the options (which may not be less than the fair market value of the underlying shares on the grant date), vesting provisions, duration of the options (not to exceed ten years) and all other terms and conditions of such options in individual option agreements. The administrator is not permitted to exercise its discretion in any way that will disqualify the Option Plan under section 422 of the Internal Revenue Code.

Upon a participant's termination of employment with the Company or its subsidiaries, unless otherwise determined by the administrator at the time options are granted, the exercise period for vested options will be limited depending on the nature of the termination. Vested options will be canceled immediately upon a termination for cause. The Option Plan provides for the cancellation of all unvested options upon the termination of employment, unless the administrator determines otherwise at the grant date. Notwithstanding these provisions, the administrator may permit all or any portion of any options to be exercised following a termination of employment for a period not to exceed the options' original term.

In the event or in anticipation of a change in control, the administrator in its discretion may accelerate the vesting of unvested options, cancel any exercisable option immediately before the date of such transaction (after giving notice and an opportunity to exercise), cash out unexercised options in exchange for a cash payment equal to the excess of the transaction price over the exercise price, require that the options be assumed by the successor corporation or replaced with options of equivalent value, or take other action as the administrator deems reasonable to permit participants to realize the value of the options.

The options granted on July 25, 2006 are non-qualified stock options that will terminate on July 25, 2016 and have an exercise price that declines (but not below fair market value of the underlying shares on the grant date) through the fifth anniversary of the grant date. The options will become exercisable at the rate of 20% per year, beginning on December 31, 2006 and ending on December 31, 2010. All outstanding options will vest immediately upon a change in control.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

	(c)	Exhibits

		Exhibit Number	Description
		99.1	Press Release issued by the Company dated July 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SGS INTERNATIONAL, INC.

Dated:	July 31, 2006	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

99.1	Press Release dated July 31, 2006